UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2012

MABCURE INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-141131
(Commission File Number)

20-4907813
(IRS Employer Identification No.)

21 Sparrow Circle
White Plains, NY 10605
(Address of principal executive offices and Zip Code)

(845) 591-3144
(Registrant's telephone number, including area code)

228 Park Ave S #15740
New York, NY 10003
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On September 20, 2012, the Board of Directors of the Company provided Amnon Gonenne, the Company's President and Chief Executive Officer, with ninety (90) days prior written notice of termination from his position as President and CEO of the Company. Mr. Gonenne will continue to serve as a member of the Company's Board of Directors.

On September 11, 2012, Mr. Charles Tackney, the Company's Chief Scientific Officer, informed the Company that he was resigning from his position as CSO, effective in ninety days. Mr. Tackney's resignation is for personal reasons, and is not the result of any disagreement with the Company relating to the Company’s operations, policies, or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MABCURE INC.
(Registrant)

By:	/s/ David Frank
/s/ Vered Caplan

Members of the Board of Registrant

Date: September 20, 2012